Rocket Fuel Reports Positive Adjusted EBITDA for Second Quarter 2015

Non-GAAP Net Revenue Grew 30% Year Over Year

REDWOOD CITY, Calif., Aug. 5, 2015 - Rocket Fuel Inc. (NASDAQ: FUEL), a leading programmatic marketing platform provider that uses artificial intelligence (AI) at Big Data scale to optimize marketing ROI for global agencies and enterprise marketers, today reported results for the second quarter ended June 30, 2015. Rocket Fuel posted 30% growth in both revenue and non-GAAP net revenue and positive adjusted EBITDA of $1.4 million.
“Rocket Fuel had a strong second quarter as results beat our prior guidance and our focus on efficiency and costs led to a faster than expected return to adjusted EBITDA profitability," said Monte Zweben, Interim Chief Executive Officer. "We also made solid progress adding new agency and direct customers and are in discussions with some of the largest companies and brands in the world about using Rocket Fuel's AI to power their marketing programs.”

Financial Highlights for the Second Quarter of 2015
Revenue of $120.1 million increased 30% compared to $92.6 million for the second quarter of 2014. Revenue for the quarter included $43.4 million from digital advertising delivered through mobile, social and video channels, an increase of 6% from $40.8 million in the second quarter of 2014.
Non-GAAP net revenue of $70.9 million increased 30% compared to $54.7 million for the second quarter of 2014.
Net loss was $(24.4) million, or $(0.58) per diluted share, compared to a net loss of $(9.8) million, or $(0.28) per diluted share for the second quarter of 2014.
Non-GAAP adjusted net loss for the quarter was $(7.2) million, or $(0.17) per diluted share, compared to non-GAAP adjusted net loss of $(3.7) million, or $(0.10) per diluted share, for the second quarter of 2014.
Non-GAAP adjusted EBITDA was $1.4 million compared to $1.5 million in the second quarter of 2014.
Cash and cash equivalents were $81.1 million as of June 30, 2015.
Active customer count expanded to 1,592, up from 1,444 in the second quarter of 2014.
Employee headcount was 1,008 as of June 30, 2015.
Financial Outlook for the Third Quarter of 2015

For the third quarter of 2015, the company expects:
- Non-GAAP net revenue in the range of $68 million to $73 million.
- Non-GAAP adjusted EBITDA of $0 million to positive $4 million.
Rocket Fuel continues to have a financial goal of achieving positive non-GAAP adjusted EBITDA for the full fiscal year 2015.

Conference Call and Webcast Information
The Rocket Fuel second quarter 2015 teleconference and webcast is scheduled to begin at 2:00 PM Pacific time on Wednesday, August 5, 2015. To participate on the live call, analysts and investors should dial 1-888-417-8516, or outside the U.S. 719-457-2661, at least ten minutes prior to the call. Rocket Fuel will also offer a live and archived webcast of the conference call, accessible from the “Investors” section of its website at http://investor.rocketfuel.com.

Use of Non-GAAP Measures

This press release includes information relating to non-GAAP net revenue, non-GAAP adjusted EBITDA and non-GAAP adjusted net income (loss), which are financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States ("GAAP"). These non-GAAP financial measures have been included in this press release because they are measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short- and long-term operational plans.

We define non-GAAP net revenue as GAAP revenue less media costs. Media costs consist of costs for advertising impressions we purchase from real-time advertising exchanges or other third parties. A limitation of non-GAAP net revenue is that it is a measure designed for internal purposes that may be unique to Rocket Fuel and may not enhance the comparability of Rocket Fuel’s results to other companies in the same industry that have similar business arrangements but present the impact of media costs differently. Our management compensates for this limitation by also considering the comparable GAAP financial measures of revenue, media costs and other cost of revenue.
We define non-GAAP adjusted EBITDA as GAAP net loss before interest expense, other income (expense), net, income tax provision (benefit), depreciation and amortization expense, stock-based compensation expense and related payroll taxes, and acquisition and restructuring related expenses. Non-GAAP adjusted EBITDA has a number of limitations, including the following: although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and non-GAAP adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; non-GAAP adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; non-GAAP adjusted EBITDA does not consider the potentially dilutive impact of equity-based compensation; non-GAAP adjusted EBITDA does not reflect acquisition and restructuring related expenses, tax and interest expenses that may represent payments reducing the cash available to us; and other companies, including those in our industry, may calculate non-GAAP adjusted EBITDA differently, which reduces its usefulness as a comparative measure. Because of these limitations, our management considers non-GAAP adjusted EBITDA alongside other financial performance measures, including cash flow metrics, net income (loss) and our other GAAP results.
We define non-GAAP adjusted net income (loss) as GAAP net income (loss) excluding stock-based compensation expense, amortization of intangible assets, acquisition and restructuring related expenses and the estimated tax impact of the foregoing items. A limitation of non-GAAP adjusted net income (loss) is that it is a measure that may be unique to Rocket Fuel and may not enhance the comparability of Rocket Fuel’s results to other companies in the same industry that define adjusted net loss differently. This measure may also exclude expenses that may have a material impact on Rocket Fuel’s reported financial results. Our management compensates for these limitations by also considering the comparable GAAP financial measure of net income (loss).
For a reconciliation of non-GAAP financial measures to the nearest comparable GAAP financial measures, see “Reconciliation from GAAP Revenue to Non-GAAP Net Revenue,” “Reconciliation from GAAP Net Loss to Non-GAAP Adjusted EBITDA” and “Reconciliation from GAAP Net Income (Loss) to Non-GAAP Adjusted Net Income (Loss)” included in this press release.
These non-GAAP financial measures are not intended to be considered in isolation from, as substitutes for, or as superior to, the corresponding financial measures prepared in accordance with GAAP.

Cautions Regarding Forward-Looking Statements

This press release and the webcast of the same date contain “forward-looking statements” regarding future events and our future financial performance, including but not limited to: expected progress toward positioning the company for long-term strategic and financial success and our ability to unlock value in the Company; our ability to replicate, expand and deepen relationships with large agency holding companies and their operating agencies; the success of early stage strategic agency relationships; our ability to penetrate independent small and medium sized agencies; our ability to sell our enterprise solutions direct to marketers; broader acceptance of our SaaS offerings; our competitive differentiators; the success of our multi-channel, cross device approach and accuracy of our solutions; our ability to partner with the broader marketing ecosystem and add value to CRM and Marketing Software providers; the success of our go to market and marketing strategies; the status of our CEO search; our expectations for margins and product mix going forward; our goal of positive adjusted EBITDA for the full year 2015; our target DSO; expectations regarding capital and general cash spending and cash balances; our free cash flow expectations; and expectations for third quarter non-GAAP net revenue and adjusted EBITDA. Words such as “expect,” “believe,” “intend,” “plan,” “goal”, “focus” and other similar words are also intended to identify such forward-looking statements.
These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ materially from the results anticipated by such statements, including, without limitation: our limited operating history, particularly as a relatively new public company; our history of losses; fluctuations in our operating results, including but not limited to fluctuations due to seasonality; risks associated with our growth, particularly including growth outside of the U.S.; failure to achieve expected synergies and efficiencies of operations between Rocket Fuel and [x+1]; failure to adequately address competition from agency trading desks; failure to achieve the expected benefits of our efficiency plan including various cost-cutting measures; and general market, political, economic and business conditions.

Additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 16, 2015 and in subsequent SEC filings. These forward-looking statements are made as of the date of this press release and the related webcast, and Rocket Fuel expressly disclaims any obligation or undertaking to update the forward-looking statements contained herein or therein to reflect events that occur or circumstances that exist after the date on which the statements were made.

About Rocket Fuel

Rocket Fuel combines the science of Artificial Intelligence with the scale of Big Data to improve the effectiveness of programmatic marketing. Customers trust Rocket Fuel's Marketing That Learns® to achieve brand and direct-response objectives in diverse industries across North America, Latin America, Europe, and APAC. With the acquisition of marketing technology firm [x+1] in September of 2014, Rocket Fuel now offers a complete programmatic marketing platform for the world's most innovative, always-on marketers. The platform includes data management, programmatic media-buying, site optimization, and predictive analytics capabilities that extend across a marketer's paid and owned channels, and personalize every customer interaction. Rocket Fuel operates in more than 20 offices worldwide and trades on the NASDAQ Global Select Market under the ticker symbol "FUEL." For more information, please visit http://www.rocketfuel.com or call 1-888-717-8873.

Investor Relations:
Whitney Kukulka
The Blueshirt Group
(415) 489-2187

ir@rocketfuel.com

Rocket Fuel, the Rocket Fuel logo, Advertising That Learns and Marketing That Learns are trademarks or registered trademarks of Rocket Fuel Inc. in the United States and other countries.

Rocket Fuel Inc.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	December 31,
	2015	2014
Assets
Current Assets:
Cash and cash equivalents	$81,065	$107,056
Accounts receivable, net	119,423	135,400
Deferred tax assets, net	1,716	1,716
Prepaid expenses	3,167	3,698
Other current assets	6,847	12,531
Total current assets	212,218	260,401
Property, equipment and software, net	86,719	89,441
Restricted cash	2,304	2,915
Intangible assets, net	60,845	69,299
Goodwill	115,412	115,412
Other assets	1,620	1,797
Total assets	$479,118	$539,265

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$63,305	$76,085
Accrued and other current liabilities	32,740	33,258
Deferred revenue	1,931	593
Current portion of capital leases	6,233	5,482
Current portion of debt	45,720	45,705
Total current liabilities	149,929	161,123
Debt - Less current portion	20,477	23,335
Capital leases - Less current portion	10,649	12,341
Deferred rent - Less current portion	25,498	26,818
Deferred tax liabilities	1,949	2,068
Other liabilities	1,204	814
Total liabilities	209,706	226,499

Stockholders' Equity:
Common stock	43	42
Additional paid-in capital	439,542	421,630
Accumulated other comprehensive loss	(113)	(120)
Accumulated deficit	(170,060)	(108,786)
Total stockholders' equity	269,412	312,766
Total Liabilities and Stockholders' Equity	$479,118	$539,265

Rocket Fuel Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except loss per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenue	$120,065	$92,642	$224,399	$167,039
Costs and expenses:
Media costs	49,155	37,930	94,716	67,637
Other cost of revenue (1)	19,826	8,993	39,782	16,821
Research and development (1)	11,791	8,434	23,114	15,675
Sales and marketing (1)	41,750	33,789	84,628	63,548
General and administrative (1)	14,761	12,135	32,335	22,475
Restructuring	6,471	—	6,471	—
Total costs and expenses	143,754	101,281	281,046	186,156
Operating loss	(23,689)	(8,639)	(56,647)	(19,117)
Interest expense	1,045	514	2,385	928
Other (income) expense, net	(696)	425	1,512	444
Loss before income taxes	$(24,038)	$(9,578)	$(60,544)	$(20,489)
Income tax (benefit) provision	372	181	729	496
Net loss	$(24,410)	$(9,759)	$(61,273)	$(20,985)

Basic and diluted net loss per share attributable to common stockholders	$(0.58)	$(0.28)	$(1.45)	$(0.61)
Basic and diluted weighted-average shares used to compute net loss per share attributable to common stockholders	42,296	35,172	42,140	34,606

(1)	Includes unaudited stock-based compensation expense as follows (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Other cost of revenue	$477	$276	$1,102	$528
Research and development	1,834	1,311	4,081	2,298
Sales and marketing	2,325	2,748	5,156	4,915
General and administrative	1,798	1,664	3,542	3,215
	$6,434	$5,999	$13,881	$10,956

Rocket Fuel Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Six Months Ended
	June 30,
	2015	2014
OPERATING ACTIVITIES:
Net loss	$(61,273)	$(20,985)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	24,023	6,940
Impairment of leasehold improvements	2,704	—
Stock-based compensation	13,881	11,241
Deferred taxes	(20)	112
Excess tax benefit from stock-based activity	—	(163)
Other non-cash adjustments, net	1,044	69
Changes in operating assets and liabilities, net of effects of acquisition:
Accounts receivable	15,362	(3,179)
Prepaid expenses and other assets	6,318	(14,614)
Accounts payable	(11,538)	(248)
Accrued and other liabilities	182	(1,301)
Deferred rent	890	15,749
Deferred revenue	1,338	457
Net cash used in by operating activities	(7,089)	(5,922)

INVESTING ACTIVITIES:
Purchases of property, equipment and software	(10,085)	(19,141)
Capitalized internal-use software development costs	(6,048)	(3,555)
Change in restricted cash	636	(2,203)
Net cash used in investing activities	(15,497)	(24,899)

FINANCING ACTIVITIES:
Proceeds from the issuance of common stock in public offering, net of issuance costs	—	115,130
Proceeds from employee stock plans, net	3,139	5,671
Excess tax benefit from stock-based activity	—	163
Tax withholdings related to net share settlements of restricted stock units	(533)	(53)
Repayment of capital lease obligations	(2,755)	(430)
Proceeds from debt facilities, net of debt issuance costs	(242)	—
Repayment of debt facilities	(3,000)	—
Net cash (used in) provided by financing activities	(3,391)	120,481

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND EQUIVALENTS	(14)	7
CHANGE IN CASH AND CASH EQUIVALENTS	(25,991)	89,667
CASH AND CASH EQUIVALENTS—Beginning of period	107,056	113,873
CASH AND CASH EQUIVALENTS—End of period	$81,065	$203,540

	Six Months Ended
	June 30,
	2015	2014
SUPPLEMENTAL DISCLOSURES OF OTHER CASH FLOW INFORMATION:
Cash paid for income taxes, net of refunds	$454	$205
Cash paid for interest	1,921	791
SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Purchases of property and equipment recorded in accounts payable and accruals	$428	$9,079
Property, plant and equipment acquired under capital lease obligations	1,786	7,350
Vesting of early exercised options	97	576
Stock-based compensation capitalized in internal-use software costs	1,286	762

Rocket Fuel Inc.
UNAUDITED NON-GAAP MEASURES
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Non-GAAP net revenue	$70,910	$54,712	$129,683	$99,402
Non-GAAP adjusted EBITDA	$1,394	$1,535	$(12,232)	$(856)
Non-GAAP adjusted net income (loss)	$(7,177)	$(3,660)	$(32,276)	$(9,929)
Non-GAAP adjusted diluted net income (loss) per share	$(0.17)	$(0.10)	$(0.77)	$(0.29)

Rocket Fuel Inc.
UNAUDITED RECONCILIATION FROM GAAP REVENUE TO NON-GAAP NET REVENUE
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenue	$120,065	$92,642	$224,399	$167,039
Less: Media costs	49,155	37,930	94,716	67,637
Non-GAAP net revenue	$70,910	$54,712	$129,683	$99,402

Rocket Fuel Inc.
UNAUDITED RECONCILIATION FROM GAAP NET LOSS TO NON-GAAP ADJUSTED EBITDA
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Net loss	$(24,410)	$(9,759)	$(61,273)	$(20,985)
Adjustments:
Interest expense, net	1,045	514	2,385	928
Income tax (benefit) provision	372	181	729	496
Depreciation and amortization expense	12,158	3,890	24,024	6,810
Stock-based compensation expense	6,434	5,999	13,881	10,956
Other (income) expense, net	(696)	425	1,512	444
Acquisition expense	—	100	—	100
Restructuring expense	6,471	—	6,471	—
Payroll tax expense related to stock-based compensation	20	185	39	395
Total adjustments	25,804	11,294	49,041	20,129
Non-GAAP adjusted EBITDA	$1,394	$1,535	$(12,232)	$(856)

Rocket Fuel Inc.
UNAUDITED RECONCILIATION FROM GAAP NET LOSS TO NON-GAAP ADJUSTED NET INCOME (LOSS)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Net loss	$(24,410)	$(9,759)	$(61,273)	$(20,985)
Stock-based compensation expense	6,434	5,999	13,881	10,956
Amortization of intangible assets	4,227	—	8,454	—
Acquisition expense	—	100	—	100
Restructuring expense	6,471	—	6,471	—
Tax impact of the above items	101	—	191	—
Non-GAAP adjusted net income (loss)	$(7,177)	$(3,660)	$(32,276)	$(9,929)

Basic and diluted net loss per share attributable to common stockholders	$(0.58)	$(0.28)	$(1.45)	$(0.61)

Non-GAAP adjusted net income (loss) per diluted share	$(0.17)	$(0.10)	$(0.77)	$(0.29)

Weighted average shares used in computing non-GAAP adjusted net income (loss) per diluted share	42,296	35,172	42,140	34,606